Exhibit 99.1

Veralto Reports Third Quarter 2025 Results
WALTHAM, Mass., (October 28, 2025) – Veralto (NYSE: VLTO) (the “Company”), a global leader in essential water and product quality solutions dedicated to Safeguarding the World's Most Vital Resources™, announced results for the third quarter ended October 3, 2025.
Key Third Quarter 2025 Results
•Sales increased 6.9% year-over-year to $1,404 million, with non-GAAP core sales growth of 5.1%
•Operating profit margin was 23.2% and non-GAAP adjusted operating profit margin was 23.9%
•Net earnings were $239 million, or $0.95 per diluted common share
•Non-GAAP, adjusted net earnings were $247 million, or $0.99 per diluted common share
•Operating cash flow was $270 million and non-GAAP free cash flow was $258 million
“In both the third quarter and the first nine months of 2025, we delivered mid-single digit core sales growth and double-digit earnings per share growth through strong commercial performance, disciplined operating execution and rigorous deployment of the Veralto Enterprise System. These results underscore our ability to successfully navigate a dynamic macro environment, particularly with respect to changes in global trade policies. Our consistent growth this year is also a testament to our durable business model and the critical role our technologies and services play in supporting the daily operations of our customers,” said Jennifer L. Honeycutt, President and Chief Executive Officer.
“Broadly speaking, customer demand across our key end markets was as expected in the third quarter. Our financial position continued to strengthen, and we have ample flexibility to invest in organic and inorganic opportunities, in-line with our disciplined approach to capital allocation. Looking back at our first two years as a public company, I’m extremely proud of our global team for the steady growth and improvement we’ve achieved, a reflection of our high-performance culture at Veralto,” concluded Honeycutt.
2025 Guidance
The Company provides forecasted sales only on a non-GAAP basis because of the difficulty in estimating the other components of GAAP sales, such as currency translation, acquisitions, and divestitures.
For the fourth quarter of 2025, Veralto anticipates that non-GAAP core sales will grow low-single-digits year-over-year with adjusted diluted earnings per share in the range of $0.95 to $0.98 per share.
For the full year 2025, the Company raised its adjusted earnings per share guidance range to $3.82 to $3.85 per share, up from its prior guidance range of $3.72 to $3.80 per share. This full year guidance assumes mid-single-digit core sales growth, with adjusted operating profit margin expansion in the range of flat to +25 basis points year-over-year. The Company also raised its full-year free cash flow conversion guidance to approximately 100%.
Conference Call and Webcast Information
Veralto will discuss its third quarter results and financial guidance for 2025 during its quarterly investor conference call tomorrow starting at 8:30 a.m. (ET). Access to the call, webcast and an accompanying slide presentation will be available on the “Investors” section of Veralto’s website, www.veralto.com, under the subheading “News & Events” and additional materials will be posted to the same section of Veralto’s website. A replay of the webcast will be available in the same section of Veralto’s website shortly after the conclusion of the call and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing +1 (833) 316-2483 (U.S.) or +1 (785) 838-9284 (INTL) (Conference ID: VLTO3Q25). A replay of the conference call will be available shortly after the conclusion of the call and until

November 7, 2025. You can access the replay dial-in information on the “Investors” section of Veralto’s website under the subheading “News & Events.”
ABOUT VERALTO
With annual sales of over $5 billion, Veralto is a global leader in essential technology solutions with a proven track record of solving some of the most complex challenges we face as a society. Our industry-leading companies with globally recognized brands help billions of people around the world access clean water, safe food and trusted essential goods. Headquartered in Waltham, Massachusetts, our global team of nearly 17,000 associates is committed to making an enduring positive impact on our world and united by a powerful purpose: Safeguarding the World's Most Vital Resources™.
NON-GAAP MEASURES AND SUPPLEMENTAL MATERIALS
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures, as applicable, and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.
In addition, this earnings release, the slide presentation accompanying the related earnings call, non-GAAP reconciliations and a note containing details of historical and anticipated, future financial performance have been posted to the “Investors” section of Veralto’s website (www.veralto.com) under the subheading “Quarterly Earnings.”
FORWARD-LOOKING STATEMENTS
Certain statements in this release, including the statement regarding the Company's anticipated fourth quarter and full year 2025 financial performance, the Company’s differentiation and positioning to continue delivering sustainable, long-term shareholder value and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. All statements other than historical factual information are forward-looking statements, including, without limitation, statements regarding: projections of revenue, expenses, profit, profit margins, asset values, pricing, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, Veralto’s liquidity position or other projected financial measures; Veralto’s management’s plans and strategies for future operations, including statements relating to anticipated operating performance, customer demand, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions and the integration thereof, divestitures, spin-offs, split-offs, initial public offerings, other securities offerings or other distributions, strategic opportunities, stock repurchases, dividends and executive compensation; growth, declines and other trends in markets Veralto sells into, including the impact of changes to global trade policies, restrictions on imports, related countermeasures and reciprocal tariffs; future new or modified laws, regulations, accounting pronouncements or public policy changes; regulatory approvals and the timing and conditionality thereof; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; future foreign currency exchange rates and fluctuations in those rates; results of operations and/or financial condition; general economic and capital markets conditions; the anticipated timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Veralto intends or believes will or may occur in the future. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Investor Relations Contact:
Ryan Taylor
Vice President, Investor Relations
investors@veralto.com

Media Relations Contact:
Steve Field
Vice President, Communications
steve.field@veralto.com

VERALTO CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three-Month Period Ended		Nine-Month Period Ended
	October 3, 2025	September 27, 2024	October 3, 2025	September 27, 2024
Sales	$1,404	$1,314	$4,107	$3,848
Cost of sales	(560)	(531)	(1,636)	(1,544)
Gross profit	844	783	2,471	2,304
Operating costs:
Selling, general and administrative expenses	(451)	(412)	(1,312)	(1,220)
Research and development expenses	(67)	(63)	(198)	(184)
Operating profit	326	308	961	900
Nonoperating income (expense):
Other income (expense), net	1	5	(5)	(9)
Interest expense, net	(21)	(27)	(76)	(85)
Earnings before income taxes	306	286	880	806
Income taxes	(67)	(67)	(194)	(200)
Net earnings	$239	$219	$686	$606
Net earnings per common share:
Basic	$0.96	$0.89	$2.76	$2.45
Diluted	$0.95	$0.88	$2.74	$2.43
Average common stock and common equivalent shares outstanding:
Basic	248.5	247.4	248.2	247.2
Diluted	250.6	250.0	250.2	249.4

This information is presented for reference only.

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Reconciliation of GAAP to Non-GAAP Financial Measures
($ in millions)

	Three-Month Period Ended October 3, 2025
	Sales	Operating profit	Operating profit margin	Net earnings for calculation of diluted net earnings per common share	Diluted net earnings per common share
Reported (GAAP)	$1,404	$326	23.2%	$239	$0.95
Amortization of acquisition-related intangible assets A	—	9	0.6	9	0.04
Other items B	—	1	0.1	1	—
Tax effect of the above adjustments D	—	—	—	(2)	(0.01)
Rounding	—	—	—	—	0.01
Adjusted (Non-GAAP)	$1,404	$336	23.9%	$247	$0.99

	Three-Month Period Ended September 27, 2024
	Sales	Operating profit	Operating profit margin	Net earnings for calculation of diluted net earnings per common share	Diluted net earnings per common share
Reported (GAAP)	$1,314	$308	23.4%	$219	$0.88
Amortization of acquisition-related intangible assets A	—	7	0.5	7	0.03
Gain on disposition of certain product lines C	—	—	—	(5)	(0.02)
Other items B	—	2	0.2	2	0.01
Tax effect of the above adjustments D	—	—	—	(1)	—
Discrete tax adjustments E	—	—	—	1	—
Rounding	—	—	—	—	(0.01)
Adjusted (Non-GAAP)	$1,314	$317	24.1%	$223	$0.89

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Notes to Reconciliation of GAAP to Non-GAAP Financial Measures
($ in millions)
A Amortization of acquisition-related intangible assets in the following historical periods (only the pretax amounts set forth below are reflected in the amortization line item above):

	Three-Month Period Ended
	October 3, 2025	September 27, 2024
Pretax	$9	$7
After-tax	7	5
B    Costs incurred in the three-month period ended October 3, 2025 related to certain strategic initiatives ($1 million pretax and after-tax as reported in this line item).
C    Gain on the disposition of certain product lines in the three-month period ended September 27, 2024 ($5 million pretax and after-tax as reported in this line item)
D    This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line items of the table. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Veralto estimates the tax effect of each adjustment item by applying Veralto’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.
E    Discrete tax matters relate to changes in estimates associated with prior period uncertain tax positions, audit settlements and excess tax benefits from stock-based compensation.

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Sales Growth by Segment, Core Sales Growth by Segment

	% Change Three-Month Period Ended October 3, 2025 vs. Comparable 2024 Period
		Segments
	Total Company	Water Quality	Product Quality and Innovation
Total sales growth (GAAP)	6.9%	7.0%	6.9%
Impact of:
Acquisitions/divestitures	(0.3)%	(0.3)%	(0.3)%
Currency exchange rates	(1.5)%	(1.4)%	(2.0)%
Core sales growth (non-GAAP)	5.1%	5.3%	4.6%

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Forecasted Core Sales Growth, Adjusted Operating Profit Margin, Adjusted Diluted Net Earnings per Share and Free Cash Flow to Net Earnings Conversion Ratio
The Company provides forecasted sales only on a non-GAAP basis because of the difficulty in estimating the other components of GAAP revenue, such as currency translation, acquisitions and divested product lines. Additionally, we do not reconcile adjusted operating profit margin (or components thereof), adjusted diluted earnings per share or free cash flow to net earnings conversion ratio to the comparable GAAP measures because of the difficulty in estimating the other unknown components such as investment gains and losses, impairments and separation costs, which would be reflected in any forecasted GAAP operating profit, forecasted diluted earnings per share or forecasted net earnings ratio.

% Change Three-Month Period Ending December 31, 2025 vs. Comparable 2024 Period
Core sales growth (non-GAAP)	+Low-single-digits

Three-Month Period Ending December 31, 2025
Adjusted Diluted Net Earnings per Share (non-GAAP)	$0.95 to $0.98

% Change Year Ending December 31, 2025 vs. Comparable 2024 Period
Core sales growth (non-GAAP)	+Mid-single-digits

Year Ending December 31, 2025
Adjusted Operating Profit Margin (non-GAAP)	flat to +25 basis points
Adjusted Diluted Net Earnings per Share (non-GAAP)	$3.82 to $3.85
Free cash flow to net earnings conversion ratio (non-GAAP)	~100%

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Cash Flow and Free Cash Flow
($ in millions)

	Three-Month Period Ended		Year-over-Year Change
	October 3, 2025	September 27, 2024
Total Cash Flows:
Net cash provided by operating activities (GAAP)	$270	$224
Total cash used in investing activities (GAAP)	$(12)	$(6)
Total cash used in financing activities (GAAP)	$(36)	$(16)

Free Cash Flow:
Total cash provided by operating activities (GAAP)	$270	$224	~ 20.5%
Less: payments for additions to property, plant & equipment (capital expenditures) (GAAP)	(12)	(9)
Free cash flow (non-GAAP)	$258	$215	~ 20.0%
We define free cash flow as operating cash flows, less payments for additions to property, plant and equipment (“capital expenditures”) plus the proceeds from sales of plant, property and equipment (“capital disposals”).

Statement Regarding Non-GAAP Measures
Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  Management believes that these measures provide useful information to investors by offering additional ways of viewing Veralto Corporation’s (“Veralto” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors:
•with respect to the profitability-related non-GAAP measures, understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers;
•with respect to core sales and related sales measures, identify underlying growth trends in our business and compare our sales performance with prior and future periods and to our peers; and
•with respect to free cash flow and related cash flow measures (the “FCF Measure”), understand Veralto’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s non-discretionary expenditures, and as a result the entire free cash flow amount is not necessarily available for discretionary expenditures).
Management uses these non-GAAP measures to measure the Company’s operating and financial performance.
•The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:
◦Amortization of Intangible Assets: We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity, we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe however that it is important for investors to understand that such intangible assets contribute to sales generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.
◦Restructuring Charges: We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Veralto Enterprise System. Because these restructuring plans are incremental to the core activities that arise in the ordinary course of our business and we believe are not indicative of Veralto’s ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time.
◦Other Adjustments: With respect to the other items excluded from the profitability-related non-GAAP measures, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Veralto’s commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.
◦With respect to core operating profit margin changes, in addition to the explanation set forth in the bullets above relating to “restructuring charges” and “other adjustments”, we exclude the impact of businesses owned for less than one year (or disposed of during such period and not treated as discontinued operations) because the timing, size, number and nature of such transactions can vary significantly from period to period and may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to core sales related measures, (1) we exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2)

we exclude the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to the FCF Measure, we exclude payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.